SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The actions described below, as undertaken at the discretion of the Board of MBIA Inc. (“MBIA” or the “Company”) or the Compensation Committee of the Board, and as undertaken by the members of senior management of the Company listed below, satisfy the conditions set forth on Schedule 1.2(a)(3)(B)(ii) to the Investment Agreement, dated as of December 10, 2007, between Warburg Pincus Private Equity X (“Warburg Pincus”) and the Company, to Warburg Pincus’ obligation to consummate its investment in the Company under the Investment Agreement. The Investment Agreement is described more fully in the Company’s current report on Form 8-K, filed on December 13, 2007, and is attached as Exhibit 10.1 thereto.

As part of the Investment Agreement, the members of senior management of the Company listed below committed to purchase a certain dollar amount of stock from the Company.

Under the rules of the New York Stock Exchange applicable to listed companies, acquisitions of stock by employees from the Company generally must be effected under a shareholder approved equity compensation plan. To facilitate the above described stock purchases, while assuring compliance with the applicable NYSE rules, on December 21, 2007, the Compensation Committee of the Board awarded each of the officers listed below stock options under the 2005 Omnibus Incentive Plan in respect of the number of shares of the Company’s Common Stock set forth opposite his or her name with an exercise price of $31.00 per share. This price was in excess of the fair market value of the Common Stock on that date. These stock options will become exercisable upon, and subject to, the closing of the Investment Agreement, and will be exercisable for only 60 days following the closing of the Investment Agreement. Acceptance by each of these executives of the grant of these options is conditioned upon the executive’s agreement to exercise the options within the stated exercise period.

Name of Officer	Number of Shares
Gary C. Dunton	40,000
C. Edward Chaplin	2,725
Clifford D. Corso	2,725
William C. Fallon	2,725
Thomas G. McLoughlin	2,725
Kevin D. Silva	2,725
Mitchell I. Sonkin	2,725
Christopher E. Weeks	2,725
Ram D. Wertheim	2,725
Ruth M. Whaley	2,725

Each of the above named executives also agreed (without providing any material compensation to such individual) that neither (a) the consummation of the transactions contemplated by the Investment Agreement nor (b) any future acquisitions of Company common stock (or of other securities convertible into, or exercisable for, shares of such stock) by Warburg Pincus or its affiliates to the extent not prohibited by the Investment Agreement will constitute a “Change of Control” with respect to such executive under the terms of any applicable employee or executive benefit plan or agreement maintained by the Company.

On December 21, 2007, the Company also amended each of the employee benefit plans listed below (and authorized management to amend any other plan which contains a “Change of Control” or similar definition) to provide that neither (a) the consummation of the transactions contemplated by the Investment Agreement nor (b) any future acquisitions of Company common stock (or of other securities convertible into, or exercisable for, shares of such stock) by Warburg Pincus or its affiliates to the extent not prohibited by the Investment Agreement will constitute a “Change of Control” with respect to such officer under the terms of such plan.

1.	MBIA Inc. 2005 Omnibus Incentive Plan;

2.	MBIA Inc. 2000 Stock Option Plan;

3.	MBIA Inc. Restricted Stock Plan for Non-employee Directors;

4.	MBIA Key Employee Employment Protection (KEEP) Plan

5.	MBIA Inc. Employees 401k Plan

6.	MBIA Inc. Employees Pension Plan

7.	MBIA Inc. Deferred Compensation and Excess Benefit Plan

8.	MBIA Inc. 2005 Deferred Compensation and Excess Benefit Plan

Moreover, on such date, the Compensation Committee confirmed that neither entry into the Investment Agreement nor consummation of the transactions contemplated thereby constitute a Change in Control (or any similar event) for purposes of any of the executive and employee compensation and benefit plans of, or with, the Company and its affiliates.

Item 7.01.	REGULATION FD DISCLOSURE.

MBIA issued a press release on each of December 19, 2007, December 20, 2007 and December 21, 2007. Copies of the press releases are attached as Exhibits 99.1, 99.2 and 99.3 hereto.

The information in the press releases is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.1, 99.2 and 99.3, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01.	OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

MBIA announced on December 19, 2007 that Standard & Poor’s Ratings Services (“Standard & Poor’s”) has affirmed the Triple-A insurance financial strength ratings for MBIA Insurance Corporation. MBIA also announced that Standard & Poor’s changed its Outlook for MBIA Inc. and MBIA Insurance Corporation to Negative from Stable.

Standard & Poor’s indicated in its announcement that its “research has led [Standard & Poor’s] to the conclusion that the potential for further mortgage market deterioration remains uncertain and will challenge the ability of the insurers to accurately gauge their ongoing additional capital needs in the near term. As a result, [Standard & Poor’s] [is] effectively adopting a negative outlook for those firms with significant exposure to domestic subprime mortgages and/or meaningful lower credit quality exposures. The assignment of a negative outlook also reflects Standard & Poor’s assessment with regard to the strength of a company’s capital position when weighed against projected stress case losses as well as the comprehensiveness and degree of completion of projected capitalization strengthening efforts underway.”

MBIA announced on December 21, 2007 that on December 20, 2007 Fitch Ratings (“Fitch”) placed the AA ratings of MBIA Inc. and AAA ratings of MBIA Insurance Corporation and its subsidiaries on Rating Watch Negative pending MBIA’s raising additional capital. In its press release, Fitch indicated that MBIA has a shortfall of approximately $1 billion and stated that “If at any time during the next four-to-six weeks, MBIA is able to obtain capital commitments and/or put in place reinsurance or other risk mitigation measures, on top of the $1 billion capital commitment the company received from Warburg Pincus, that would help improve MBIA’s Matrix result at an ‘AAA’ rating stress, Fitch would anticipate affirming MBIA’s ratings with a Stable Rating Outlook.” Fitch also noted that if MBIA is unable to obtain capital commitments or put into place reinsurance or other risk mitigation measures to address its capital shortfall in the noted timeframe, Fitch would expect to downgrade MBIA’s insurer financial strength ratings by one notch to ‘AA+’. There can be no assurance that MBIA will be able to obtain capital commitments or put into place reinsurance or other risk mitigation measures to address its capital shortfall in the noted timeframe in order to avoid a downgrade from Fitch.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press Release issued by MBIA Inc. dated December 19, 2007.
99.2	Press Release issued by MBIA Inc. dated December 20, 2007.
99.3	Press Release issued by MBIA Inc. dated December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: December 26, 2007

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated December 19, 2007

Exhibit 99.1	Press Release issued by MBIA Inc. dated December 19, 2007
Exhibit 99.2	Press Release issued by MBIA Inc. dated December 20, 2007
Exhibit 99.3	Press Release issued by MBIA Inc. dated December 21, 2007